UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to or d 240.14a-12
JLG INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

1

JLG INDUSTRIES, INC.
1 JLG Drive
McConnellsburg, Pennsylvania 17233
NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholder:
Notice is hereby given that the Annual Meeting of Stockholders of JLG Industries, Inc. (the “Company”) to be held at the Company’s headquarters in McConnellsburg, Pennsylvania on Thursday, November 16, 2006 at 9:00 a.m., has been postponed. The postponement was necessary due to considerations involving the proposed merger between the Company and Oshkosh Truck Corporation.
Upon determining to hold the Annual Meeting, the Company will set a new record date and provide additional information with respect to the Annual Meeting in a revised proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders.
For the Board of Directors,
/s/ Thomas D. Singer
Thomas D. Singer
Secretary
October 16, 2006